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                                                                   Exhibit 99.1

                          FORM OF LETTER OF TRANSMITTAL

                           KING PHARMACEUTICALS, INC.
                                OFFER TO EXCHANGE
                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2009
                       FOR ANY AND ALL OF THE OUTSTANDING
                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2009
       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
  NEW YORK CITY TIME, ON _________________, 1999, UNLESS THE OFFER IS EXTENDED

                            UNION PLANTERS BANK, N.A.
                             (THE "EXCHANGE AGENT")

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
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By Mail (registered or certified      By Facsimile Transmission (for      By Hand or Overnight Courier:
mail recommended):                    Eligible Institutions only):
---------------------------------------------------------------------------------------------------------
Union Planters Bank, N.A.                    (901)580-5411                Union Planters Bank, N.A.
6200 Poplar Avenue                                                        6200 Poplar Avenue
Memphis, Tennessee 38119                                                  Third Floor
                                                                          Memphis, Tennessee 38119
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                     Confirm Receipt of Notice of Guaranteed Delivery by Telephone:
                                             (901)580-5510
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         Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile number other than as set forth above will not constitute a valid delivery. The instructions accompanying this
Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

         By execution hereof, the undersigned hereby acknowledges receipt of the Prospectus dated ______, 1999 (the "Prospectus") of King Pharmaceuticals, Inc. (the "Company") and this Letter of Transmittal, which together constitute the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of its 10 3/4% Senior Subordinated Notes due 2009 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus is a part, for each $1,000 in principal amount of its outstanding 10 3/4% Senior Subordinated Notes due 2009 (the "Notes"). The term "Expiration Date" shall mean 5:00 p.m., New York City time, on ____________, 1999, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

     YOUR BANK OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

         List on the next page the Notes to which this Letter of Transmittal relates. If the space indicated is inadequate, the Certificate or Registration Numbers and the Principal Amounts should be listed on a separately signed schedule affixed hereto.



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            DESCRIPTION OF SENIOR SUBORDINATED NOTES TENDERED HEREBY

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

=======================================================================================================
           NAME AND ADDRESS OF REGISTERED OWNER                PRINCIPAL AMOUNT TENDERED**
                (PLEASE FILL IN, IF BLANK)                     (ATTACH LIST IF NECESSARY)
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
                                                         CERTIFICATE OR       AGGREGATE PRINCIPAL
                                                          REGISTRATION       AMOUNT REPRESENTED BY
                                                            NUMBERS*                 NOTES
                                                      --------------------------------------------------

                                                      --------------------------------------------------

                                                      --------------------------------------------------

                                                      --------------------------------------------------

                                                      --------------------------------------------------

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                                                      Total
========================================================================================================
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  * Need not be completed by Book-Entry Holders.
 ** Unless otherwise indicated, the Holder will be deemed to have tendered the full aggregate principal amount represented by such Notes. All tenders must be in integral multiples of $1,000.

         This Letter of Transmittal is to be used (i) if certificates representing Notes are to be forwarded herewith, (ii) if tender of Notes is to be made by book-entry transfer to an account maintained by the Exchange Agent at The Depository Trust Company (the "Depository" or "DTC"), pursuant to the procedures set forth in the Prospectus under "The Exchange Offer -- Procedures for Tendering" or (iii) if tender of the Notes is to be made according to the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures." See Instruction 2. DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         Unless the context requires otherwise, the term "Holder" with respect to the Exchange Offer means any person (i) in whose name Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder or (ii) whose Notes are held of record by DTC who desires to deliver such Notes by book-entry transfer at DTC.

         The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their Notes must complete this letter in its entirety.

[ ] CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE DEPOSITORY AND COMPLETE THE FOLLOWING:

    Name of Tendering Institution:
                                  ---------------------------------------------
    Account Number:
                    -----------------------------------------------------------
    Transaction Code Number:
                            ---------------------------------------------------

          Holders whose Notes are not immediately available or who cannot deliver their Notes and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date may tender their Notes according to the



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guaranteed delivery procedures set forth in the Prospectus under the caption
"The Exchange Offer -- Guaranteed Delivery Procedures." See Instruction 2.

[ ] CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

    Name of Registered Holder(s):
                                 ----------------------------------------------
    Name of Eligible Institution that Guaranteed Delivery:
                                                          ---------------------
    If delivery by book-entry transfer:

       Account Number:
                      ---------------------------------------------------------
       Transfer Code Number:
                            ---------------------------------------------------

[ ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE TEN ADDITIONAL COPIES OF THE PROSPECTUS AND TEN COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

       Name:
            -------------------------------------------------------------------
       Address:
               ----------------------------------------------------------------

       If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.